AMENDMENT TO REIMBURSEMENT AGREEMENT


                  This AMENDMENT TO REIMBURSEMENT AGREEMENT (this "Amendment") is made as of July 6, 2000 by and between CFC EUROPE GmbH, f/k/a Sesvenna 20. Vermogensverwaltungs Gmbh ("Applicant") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                   BACKGROUND
                                   ----------

                  A. Bank has heretofore issued its Irrevocable Standby Letter of Credit dated as of March 18, 1999 (the "Letter of Credit") to secure the obligations and liabilities of Applicant to ABN AMRO Bank (Deutschland) ("ABN AMRO") under the line of credit and term loan facilities provided to Applicant by ABN AMRO.

                  B. Applicant has requested that Bank increase the face amount of the Letter of Credit to DM 21,949,766.

                  C. Bank is willing to increase the face amount of the Letter of Credit upon the terms and conditions set forth herein.

                  D. Terms used herein but not defined herein shall have the meanings assigned to them in the Reimbursement Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                  SECTION 1         AMENDMENTS TO REIMBURSEMENT AGREEMENT

                  1.1 The Reimbursement Agreement is hereby amended to provide that all references to the "Letter of Credit" shall mean the Letter of Credit, as amended and increased and attached to the Reimbursement Agreement in the form of Exhibit A thereto.

                  1.2 Section 2 of the Reimbursement Agreement is hereby amended by deleting the amount "DM 19,425,000" in the fifth line thereof and by inserting in its place the amount "DM 21,949,766".

                  1.3 Section 3(e) of the Reimbursement Agreement is hereby amended by deleting the address "4747 West Irving Park Road, Chicago, Illinois 60641" in the third and fourth lines thereof and by inserting in its place the address "135 South LaSalle Street, Chicago, Illinois 60603".

                  1.4 Section 4 of the Reimbursement Agreement is hereby amended by deleting the amount "DM 218,750" in the second line thereof and by inserting in its place the amount "DM 318,750" to provide that the Letter of Credit now reduces by such amount on a quarterly basis.

                  1.5 Section 8(d) of the Reimbursement Agreement is hereby amended by deleting the amount "$1" in the second line thereof and by inserting in its place the amount "$1,000".


                  SECTION 2         REPRESENTATIONS AND WARRANTIES

                  To induce Bank to increase the amount of the Letter of Credit, Applicant represents and warrants to Bank that:

                  2.1 Compliance with Reimbursement Agreement. On the date hereof, Applicant is in compliance with the terms and provisions set forth in the Reimbursement Agreement (as modified by this Amendment), and no Event of Default specified in Section 10 of the Reimbursement Agreement nor any event which would, upon notice or lapse of time, or both, constitute such an Event of Default, has occurred.

                  2.2 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in Sections 7, 8, and 9 of the Reimbursement Agreement (as modified by this Amendment) are true and correct with the same effect as though such representations and warranties and covenants had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

                  2.3 Corporate Authority of Applicant. Applicant has full power and authority to enter into this Amendment and to incur and perform the obligations provided for under this Amendment and the Reimbursement Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

                  2.4 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Applicant, fully enforceable against Applicant, in accordance with its terms.

                  2.5 No Conflicting Agreements. The execution and performance by the Applicant of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, of the organizational documents of Applicant, or (ii) violate any indenture, contract, agreement or other instrument to which Applicant is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Applicant.


                  SECTION 3  GENERAL PROVISIONS

                  3.1 Except as amended by this Amendment, the terms and provisions of the Reimbursement Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.

                  3.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Applicant under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

                  3.3 This Amendment may be executed in any number of counterparts.

                  3.4 Applicant hereby agrees to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of Bank's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

                  3.5 On or after the effective date hereof, each reference in the Reimbursement Agreement to this "Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Reimbursement Agreement.

                  3.6 Applicant hereby agrees to pay to Bank a fee in the amount of $5,000 in connection with the increase in the Letter of Credit.



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




                  IN WITNESS WHEREOF, Applicant and Bank have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                            APPLICANT:

                                            CFC EUROPE GMBH


                                            By: _________________________
                                            Title: ________________________


                                            BANK:

                                            LASALLE BANK NATIONAL ASSOCIATION



                                            By: _________________________
                                            Title: ________________________

                            REAFFIRMATION OF GUARANTY

                  This Reaffirmation of Guaranty (this "Reaffirmation"), dated as of the 7th day of July, 2000, is executed by CFC International, Inc. ("Guarantor"), in favor of LaSalle Bank National Association ("Bank"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Reimbursement Agreement dated as of March 19, 1999 (herein as amended or modified from time to time, the "Reimbursement Agreement") between Bank and CFC Europe GmbH, f/k/a Sesvenna 20. Vermogensverwaltungs GmbH ("Borrower"), Guarantor guarantied the obligations of Borrower to Bank pursuant to that certain Guaranty dated as of March 19, 1999 (the "Guaranty").

                  C. Borrower intends to enter into an Amendment to Reimbursement Agreement pursuant to which Bank shall increase the amount of its irrevocable standby letter of credit issued by Bank for the benefit of ABN AMRO Bank (Deutschland) ("ABN AMRO") to secure the obligations of Borrower to ABN
AMRO in connection with the increase in the amount of the facilities made available by ABN AMRO to Borrower.

                  D. Guarantor is an affiliate of and is financially interested in Borrower.

                  E.       Guarantor desires that Bank enter into the Amendment.

                  F. Bank is willing to enter into the Amendment only upon the condition that Guarantor execute and deliver this Reaffirmation in favor of Bank.

                  NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:

                  1. The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

                  2. Guarantor hereby expressly reaffirms and assumes (on the same basis as set forth in the Guaranty as amended hereby) all of Guarantor's obligations and liabilities to Bank as set forth in the Guaranty, and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities and covenants contained in the Guaranty, in so far as such obligations and liabilities may be increased or amended by the Amendment.

                  3. This Reaffirmation shall inure to the benefit of Bank, its successors and assigns and be binding upon Guarantor, its successors and assigns.

                                             CFC INTERNATIONAL, INC.

                                             By:_____________________________
                                             Title:__________________________